313866 ALBERTA LTD*

507 Patterson View SW

Calgary, Alberta, Canada, T2P 2L6

Ph 403 - 265 - 7170, Fax 403 - 246 - 6741

email: larrydarling@shaw.ca

January 22, 2008

Christopher Yee CA

President

Samoyed Energy Corp.

#2, 136 Stonecreek Road

Canmore, AB, T1W 3A5

Phone 617-8786

Fax 609-8209

RE:    Farm-out – DAR Chain 11 - 18 – 33 – 16W4W4.

As per our conversation, Samoyed wishes to terminate its obligation in the above Farm-out and it is agreed to by both parties that 313866 Alberta Ltd. agrees to return $5,000 as consideration for the termination of the above Farm-out.

Yours truly,

313866 Alberta Ltd.

per:  /s/ Larry C.M. Darling

              Larry C. M. Darling, President

Agreed and accepted to this 22nd day of January, 2008.

Samoyed Energy Corp.

 By: /s/ Christopher Yee

             Christopher Yee